Exhibit 99.1

FOR IMMEDIATE RELEASE
January 31, 2022

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FOURTH QUARTER 2021 FINANCIAL RESULTS

Bethesda, MD - January 31, 2022 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended December 31, 2021.

FOURTH QUARTER 2021 FINANCIAL HIGHLIGHTS
•$(0.31) comprehensive loss per common share, comprised of:
◦$(0.10) net loss per common share
◦$(0.21) other comprehensive loss ("OCI") per common share on investments marked-to-market through OCI
•$0.75 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost 1
◦Includes $0.31 per common share of dollar roll income associated with the Company's $29.0 billion average net long position in Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market
◦Excludes $(0.08) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates
•$15.75 tangible net book value per common share as of December 31, 2021
◦Decreased $(0.66) per common share, or -4.0%, from $16.41 per common share as of September 30, 2021
•$0.36 dividends declared per common share for the fourth quarter
•-1.8% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $(0.66) decrease in tangible net book value per common share

AGNC Investment Corp.
January 31, 2022

OTHER FOURTH QUARTER HIGHLIGHTS
•$82.0 billion investment portfolio as of December 31, 2021, comprised of:
◦$52.6 billion Agency MBS
◦$27.1 billion net TBA mortgage position
◦$2.3 billion credit risk transfer ("CRT") and non-Agency securities 2
•7.7x tangible net book value "at risk" leverage as of December 31, 2021
◦7.6x average tangible net book value "at risk" leverage for the quarter
•Cash and unencumbered Agency MBS totaled approximately $4.9 billion as of December 31, 2021
◦Excludes unencumbered CRT and non-Agency securities and assets held at the Company's broker-dealer subsidiary, Bethesda Securities
•10.9% average projected portfolio CPR as of December 31, 2021
◦18.6% portfolio CPR for the quarter
•2.15% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost
◦Excludes -21 bps of "catch-up" premium amortization cost due to change in projected CPR estimates
•$42 million of accretive common stock repurchases during the quarter
◦2.7 million shares repurchased, or 0.5% of common stock outstanding as of September 30, 2021

2021 FULL YEAR HIGHLIGHTS
•$0.44 comprehensive income per common share, comprised of:
◦$1.22 net income per common share
◦$(0.78) OCI per common share
•$3.02 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit 1
◦Includes $1.24 per common share of dollar roll income
◦Excludes $0.18 per common share of estimated "catch-up" premium amortization benefit
•$1.44 in dividends declared per common share
•2.9% economic return on tangible common equity for the year, comprised of:
◦$1.44 dividends per common share
◦$(0.96) decrease in tangible net book value per common share, or -5.7%, from $16.71 per common share as of December 31, 2020
•5.2% total stock return 3
•$257 million of accretive common stock repurchases during the year 4
◦16.1 million shares repurchased, or 3.0% of common stock outstanding as of December 31, 2020
___________
1.Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.
2.Includes $0.4 billion of forward settling non-Agency securities reported in derivative assets on the Company's accompanying balance sheet.
3.Includes dividend reinvestments. Source Bloomberg
4.Excludes shares repurchased in Dec 2020 that settled in Jan 2021

AGNC Investment Corp.
January 31, 2022

MANAGEMENT REMARKS
"Investor sentiment turned negative in the fourth quarter as the Federal Reserve signaled a very significant shift toward aggressive monetary policy normalization," said Peter Federico, the Company's President and Chief Executive Officer. "With inflation running well above its long run target and the labor market nearing full employment, the Fed reduced its asset purchases more quickly than its initial guidance, signaled a more aggressive series of short-term interest rate increases, and discussed a more rapid approach toward balance sheet normalization. This abrupt shift by the Fed led to an uptick in interest rate volatility amid greater monetary policy uncertainty. Against this backdrop, Agency mortgage-backed securities underperformed in the fourth quarter as spreads to benchmark rates widened moderately and valuations declined relative to interest rate hedges.
"While mortgage spread widening adversely impacts book value in the short term, it correspondingly improves the expected return on new investments and cash flows on higher coupon specified pools through slower prepayment speeds. Thus, the spread widening that occurred in 2021 and accelerated in January of this year is beneficial to our business over the long term.
"Market conditions will likely remain challenging as the Fed pivots from near zero short term rates and quantitative easing to higher rates and quantitative tightening in 2022. Accordingly, we plan to continue to operate with a more defensive position, characterized by lower leverage and significant hedge protection, which provides AGNC with capacity and flexibility to take advantage of attractive investment opportunities as they arise.
"Finally, AGNC's performance over longer time periods illustrates the value of being a long-term investor and the durability of our business model across a wide range of market conditions. Over the last three years, AGNC generated an aggregate economic return of 25% and paid stockholders an average annual dividend yield in excess of 10%, despite some very challenging market conditions. From our IPO in May 2008 through December 31, 2021, AGNC's results are even more compelling with an annualized total stock return of nearly 13% with dividends reinvested, outperforming the S&P 500 index over the period by over a full percentage point."
"As a result of the mortgage spread widening experienced in the fourth quarter of 2021, AGNC's economic return for the fourth quarter declined to -1.8%, reducing AGNC's economic return for the year to 2.9%, comprised of $1.44 in dividends per common share and a $0.96 decline in tangible net book value per share," stated Bernice Bell, the Company's Executive Vice President and Chief Financial Officer. "Our net spread and dollar roll income, excluding 'catch-up' premium amortization, totaled $0.75 per common share for the quarter, while our 'at risk' leverage at 7.7x our tangible net book value, as of December 31, 2021, remains meaningfully below our normal operating levels."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of December 31, 2021, the Company's tangible net book value per common share was $15.75 per share, a decrease of -4.0% for the quarter compared to $16.41 per share as of September 30, 2021. The Company's tangible net book value per common share excludes $526 million, or

AGNC Investment Corp.
January 31, 2022

$1.01 and $1.00 per share, of goodwill as of December 31, 2021 and September 30, 2021, respectively.

INVESTMENT PORTFOLIO
As of December 31, 2021, the Company's investment portfolio totaled $82.0 billion, comprised of:
•$79.7 billion of Agency MBS and TBA securities, including:
◦$79.4 billion of fixed-rate securities, comprised of:
•$47.7 billion 30-year MBS,
•$25.1 billion 30-year TBA securities,
•$2.7 billion 15-year MBS,
•$2.1 billion 15-year TBA securities, and
•$1.9 billion 20-year MBS; and
◦$0.3 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$2.3 billion of CRT and non-Agency securities, including $0.4 billion of forward settling non-Agency securities.
As of December 31, 2021, 30-year and 15-year fixed-rate Agency securities represented 89% and 6%, respectively, of the Company's investment portfolio, or unchanged from September 30, 2021.
As of December 31, 2021, the Company's fixed-rate securities' weighted average coupon was 2.84%, compared to 2.86% as of September 30, 2021, comprised of the following weighted average coupons:
•2.87% for 30-year fixed-rate securities;
•2.57% for 15-year fixed rate securities; and
•2.52% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") and forward settling securities as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of December 31, 2021, the Company's TBA and forward settling non-Agency securities position had a fair value of $27.6 billion and a GAAP net carrying value of $(44) million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $28.7 billion and $(171) million, respectively, as of September 30, 2021.
CONSTANT PREPAYMENT RATES
The Company's weighted average projected CPR for the remaining life of its Agency securities held as of December 31, 2021 increased to 10.9% from 10.7% as of September 30, 2021. The Company's weighted average CPR for the fourth quarter was of 18.6%, compared to 22.5% for the prior quarter.
The weighted average cost basis of the Company's investment portfolio was 103.4% of par value as of December 31, 2021. Premium amortization cost for the Company's investment portfolio for the fourth quarter was $(138) million, or $(0.26) per common share, which includes "catch-up" premium amortization cost of $(44) million, or $(0.08) per common share, due to an increase in the Company's projected CPR estimates for certain securities acquired prior to the fourth quarter.

AGNC Investment Corp.
January 31, 2022

This compares to a net premium amortization cost for the prior quarter of $(106) million, or $(0.20) per common share, including a "catch-up" premium amortization cost of $(2) million, or less than $(0.01) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 1.98% for the fourth quarter, compared to 2.30% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.31% for the fourth quarter, compared to 2.32% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the fourth quarter was 2.13%, compared to 2.16% for the prior quarter.
For the fourth quarter, the weighted average interest rate on the Company's repurchase agreements was 0.12%, unchanged from the prior quarter. For the fourth quarter, the Company’s TBA position had an implied financing benefit of (0.46)%, compared to a benefit of (0.42)% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the fourth quarter was a net benefit of (0.02)%, compared to a net benefit of (0.03)% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the fourth quarter was 2.15%, compared to 2.19% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the fourth quarter of $0.75 per common share, excluding $(0.08) per common share of "catch-up" premium amortization cost, compared to $0.75 per common share for the prior quarter, excluding less than $(0.01) per common share of "catch-up" premium amortization cost.
A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of December 31, 2021, $46.9 billion of repurchase agreements, $27.2 billion of net TBA dollar roll positions and $0.4 billion of forward settling non-Agency securities (at cost), and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $0.5 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its TBA and forward settling non-Agency security positions and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.7x as of December 31, 2021, compared to 7.5x as of September 30, 2021. The Company's average "at risk" leverage for the fourth quarter was 7.6x tangible net book value, compared to 7.5x for the prior quarter.
As of December 31, 2021, the Company's repurchase agreements had a weighted average interest rate of 0.15%, compared to 0.12% as of September 30, 2021, and a weighted average

AGNC Investment Corp.
January 31, 2022

remaining maturity of 63 days, compared to 70 days as of September 30, 2021. As of December 31, 2021, $20.4 billion, or 43%, of the Company's repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of December 31, 2021, the Company's repurchase agreements had remaining maturities of:
•$38.5 billion of three months or less;
•$4.6 billion from three to six months; and
•$3.8 billion from six to twelve months.

HEDGING ACTIVITIES
As of December 31, 2021, interest rate swaps, swaptions and U.S. Treasury positions equaled 101% of the Company's outstanding balance of repurchase agreements, TBA position and other debt, compared to 98% as of September 30, 2021.
As of December 31, 2021, the Company's interest rate swap position totaled $51.2 billion in notional amount, compared to $49.7 billion as of September 30, 2021. As of December 31, 2021, the Company's interest rate swap portfolio had an average fixed pay rate of 0.20%, an average receive rate of 0.05% and an average maturity of 4.0 years, compared to 0.17%, 0.05% and 4.2 years, respectively, as of September 30, 2021. As of December 31, 2021, 75% and 25% of the Company's interest rate swap portfolio were linked to the Secured Overnight Financing Rate ("SOFR") and Overnight Index Swap Rate ("OIS"), respectively.
As of December 31, 2021, the Company had payer swaptions outstanding totaling $13.0 billion, or unchanged from September 30, 2021. As of December 31, 2021, the Company had net short U.S. Treasury positions outstanding totaling $11.2 billion, compared to $10.2 billion as of September 30, 2021.

OTHER GAIN (LOSS), NET
For the fourth quarter, the Company recorded a net loss of $(254) million in other gain (loss), net, or $(0.48) per common share, compared to a net loss of $(45) million, or $(0.09) per common share, for the prior quarter. Other gain (loss), net for the fourth quarter was comprised of:
•$(64) million of net realized losses on sales of investment securities;
•$(378) million of net unrealized losses on investment securities measured at fair value through net income;
•$(16) million of interest rate swap periodic costs;
•$353 million of net gains on interest rate swaps;
•$(79) million of net losses on interest rate swaptions;
•$(20) million of net losses on U.S. Treasury positions;
•$165 million of TBA dollar roll income; and
•$(215) million of net mark-to-market losses on TBA securities.

OTHER COMPREHENSIVE LOSS
During the fourth quarter, the Company recorded other comprehensive loss of $(110) million, or $(0.21) per common share, consisting of net unrealized losses on the Company's Agency

AGNC Investment Corp.
January 31, 2022

securities recognized through OCI, compared to $6 million, or $0.02 per common share, of other comprehensive income for the prior quarter.
COMMON STOCK DIVIDENDS
During the fourth quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of October 29, November 30, and December 31, 2021, respectively, totaling $0.36 per share for the quarter, which were paid on November 9 and December 9, 2021 and January 11, 2022, respectively. Since its May 2008 initial public offering through the fourth quarter of 2021, the Company has declared a total of $11.2 billion in common stock dividends, or $44.32 per common share.
The Company also announced it has published the tax characteristics of its distributions for common stock dividends and for each series of its preferred stock dividends for calender year 2021 on its website at www.AGNC.com. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
January 31, 2022

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $47,601, $46,741, $49,686, $56,343 and $53,698, respectively)	$52,396	$53,517	$57,896	$63,286	$64,836
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	208	226	245	270	295
Credit risk transfer securities, at fair value (including pledged securities of $510, $534, $502, $406 and $455, respectively)	974	1,072	1,105	1,073	737
Non-Agency securities, at fair value (including pledged securities of $571, $380, $377, $414 and $458, respectively)	843	578	553	868	546
U.S. Treasury securities, at fair value (including pledged securities of $471, $645, $397, $0 and $0, respectively)	471	645	397	—	—
Cash and cash equivalents	998	981	947	963	1,017
Restricted cash	527	464	623	813	1,307
Derivative assets, at fair value	317	402	381	698	391
Receivable for investment securities sold (including pledged securities of $0, $252, $147, $0 and $207, respectively)	—	272	147	50	210
Receivable under reverse repurchase agreements	10,475	9,617	11,979	16,803	11,748
Goodwill	526	526	526	526	526
Other assets	414	505	256	195	204
Total assets	$68,149	$68,805	$75,055	$85,545	$81,817
Liabilities:
Repurchase agreements	$47,381	$46,532	$48,737	$55,056	$52,366
Debt of consolidated variable interest entities, at fair value	126	134	148	165	177
Payable for investment securities purchased	80	1,821	3,697	2,512	6,157
Derivative liabilities, at fair value	86	178	14	589	2
Dividends payable	88	88	88	88	90
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	9,697	8,896	10,920	15,090	11,727
Accounts payable and other liabilities	400	477	783	681	219
Total liabilities	57,858	58,126	64,387	74,181	70,738
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,538	1,489	1,489	1,489	1,489	1,489
Common stock - $0.01 par value; 522.2, 524.9, 524.9, 524.9 and 539.5 shares issued and outstanding, respectively	5	5	5	5	5
Additional paid-in capital	13,710	13,747	13,741	13,736	13,972
Retained deficit	(5,214)	(4,973)	(4,972)	(4,348)	(5,106)
Accumulated other comprehensive income	301	411	405	482	719
Total stockholders' equity	10,291	10,679	10,668	11,364	11,079
Total liabilities and stockholders' equity	$68,149	$68,805	$75,055	$85,545	$81,817

Tangible net book value per common share [1]	$15.75	$16.41	$16.39	$17.72	$16.71

AGNC Investment Corp.
January 31, 2022

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2021
Interest income:
Interest income	$262	$293	$249	$557	$1,361
Interest expense	15	14	17	29	75
Net interest income	247	279	232	528	1,286
Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	(64)	(5)	25	(13)	(57)
Unrealized loss on investment securities measured at fair value through net income, net	(378)	(141)	(28)	(955)	(1,502)
Gain (loss) on derivative instruments and other securities, net	188	101	(618)	1,439	1,110
Total other gain (loss), net	(254)	(45)	(621)	471	(449)
Expenses:
Compensation and benefits	12	14	12	16	54
Other operating expense	8	8	10	8	34
Total operating expense	20	22	22	24	88
Net income (loss)	(27)	212	(411)	975	749
Dividend on preferred stock	25	25	25	25	100
Net income (loss) available (attributable) to common stockholders	$(52)	$187	$(436)	$950	$649

Net income (loss)	$(27)	$212	$(411)	$975	$749
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	(110)	6	(77)	(237)	(418)
Comprehensive income (loss)	(137)	218	(488)	738	331
Dividend on preferred stock	25	25	25	25	100
Comprehensive income (loss) available (attributable) to common stockholders	$(162)	$193	$(513)	$713	$231

Weighted average number of common shares outstanding - basic	525.5	526.7	526.6	533.7	528.1
Weighted average number of common shares outstanding - diluted	525.5	528.6	526.6	535.6	530.0
Net income (loss) per common share - basic	$(0.10)	$0.36	$(0.83)	$1.78	$1.23
Net income (loss) per common share - diluted	$(0.10)	$0.35	$(0.83)	$1.77	$1.22
Comprehensive income (loss) per common share - basic	$(0.31)	$0.37	$(0.97)	$1.34	$0.44
Comprehensive income (loss) per common share - diluted	$(0.31)	$0.37	$(0.97)	$1.33	$0.44
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$1.44

AGNC Investment Corp.
January 31, 2022

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2021
GAAP net interest income:
Interest income	$262	$293	$249	$557	$1,361
Interest expense	15	14	17	29	75
GAAP net interest income	247	279	232	528	1,286
TBA dollar roll income, net [3,4]	165	175	162	154	656
Interest rate swap periodic cost, net [3,8]	(16)	(13)	(19)	(12)	(60)
Adjusted net interest and dollar roll income	396	441	375	670	1,882
Operating expense	(20)	(22)	(22)	(24)	(88)
Net spread and dollar roll income	376	419	353	646	1,794
Dividend on preferred stock	25	25	25	25	100
Net spread and dollar roll income available to common stockholders	351	394	328	621	1,694
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	44	2	71	(213)	(96)
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$395	$396	$399	$408	$1,598

Weighted average number of common shares outstanding - basic	525.5	526.7	526.6	533.7	528.1
Weighted average number of common shares outstanding - diluted	527.6	528.6	528.3	535.6	530.0
Net spread and dollar roll income per common share - basic	$0.67	$0.75	$0.62	$1.16	$3.21
Net spread and dollar roll income per common share - diluted	$0.67	$0.75	$0.62	$1.16	$3.20
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.75	$0.75	$0.76	$0.76	$3.03
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.75	$0.75	$0.76	$0.76	$3.02

AGNC Investment Corp.
January 31, 2022

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2021
Net income/(loss)	$(27)	$212	$(411)	$975	$749
Book to tax differences:
Premium amortization, net	13	(45)	1	(269)	(300)
Realized gain/loss, net	(570)	(342)	43	(1,494)	(2,363)
Net capital loss/(utilization of net capital loss carryforward)	—	(141)	52	89	—
Unrealized (gain)/loss, net	373	358	152	545	1,428
Other	—	3	5	(10)	(2)
Total book to tax differences	(184)	(167)	253	(1,139)	(1,237)
REIT taxable income (loss)	(211)	45	(158)	(164)	(488)
REIT taxable income attributed to preferred stock	—	—	—	—	—
REIT taxable income (loss), attributed to common stock	$(211)	$45	$(158)	$(164)	$(488)
Weighted average common shares outstanding - basic	525.5	526.7	526.6	533.7	528.1
Weighted average common shares outstanding - diluted	525.5	528.6	526.6	533.7	528.1
REIT taxable income (loss) per common share - basic	$(0.40)	$0.09	$(0.30)	$(0.31)	$(0.92)
REIT taxable income (loss) per common share - diluted	$(0.40)	$0.09	$(0.30)	$(0.31)	$(0.92)

Beginning net capital loss carryforward	$—	$141	$89	$—	$—
Increase (decrease) in net capital loss carryforward	—	(141)	52	89	—
Ending net capital loss carryforward	$—	$—	$141	$89	$—
Ending net capital loss carryforward per common share	$—	$—	$0.27	$0.17	$—

AGNC Investment Corp.
January 31, 2022

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2021
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$262	$293	$249	$557	$1,361
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	44	2	71	(213)	(96)
TBA dollar roll income - implied interest income [3,6]	131	142	139	116	528
Economic interest income, excluding "catch-up" premium amortization	437	437	459	460	1,793
Economic interest benefit (expense):
Repurchase agreements and other debt - GAAP interest expense	(15)	(14)	(17)	(29)	(75)
TBA dollar roll income - implied interest benefit (expense) [3,5]	34	33	23	38	128
Interest rate swap periodic cost, net [3,8]	(16)	(13)	(19)	(12)	(60)
Economic interest benefit (expense)	3	6	(13)	(3)	(7)
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$440	$443	$446	$457	$1,786

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	1.98%	2.30%	1.73%	3.78%	2.48%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.33%	0.02%	0.50%	(1.45)%	(0.17)%
Investment securities average asset yield, excluding "catch-up" premium amortization	2.31%	2.32%	2.23%	2.33%	2.31%
TBA securities - average implied asset yield [6]	1.80%	1.88%	1.98%	1.44%	1.77%
Average asset yield, excluding "catch-up" premium amortization [7]	2.13%	2.16%	2.15%	2.02%	2.12%
Average total cost (benefit) of funds:
Repurchase agreements and other debt - average funding cost	0.12%	0.12%	0.13%	0.21%	0.15%
TBA securities - average implied funding (benefit) cost [5]	(0.46)%	(0.42)%	(0.33)%	(0.48)%	(0.42)%
Average cost (benefit) of funds, before interest rate swap periodic cost, net [7]	(0.10)%	(0.10)%	(0.03)%	(0.04)%	(0.06)%
Interest rate swap periodic cost, net [10]	0.08%	0.07%	0.09%	0.06%	0.07%
Average total cost (benefit) of funds [9]	(0.02)%	(0.03)%	0.06%	0.02%	0.01%
Average net interest spread, excluding "catch-up" premium amortization	2.15%	2.19%	2.09%	2.00%	2.11%

AGNC Investment Corp.
January 31, 2022

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$52,289	$53,395	$57,757	$63,122	$64,615
Other Agency MBS, at fair value - as of period end	$315	$348	$384	$434	$516
Credit risk transfer securities, at fair value - as of period end	$974	$1,072	$1,105	$1,073	$737
Non-Agency MBS, at fair value - as of period end	$843	$578	$553	$868	$546
Total investment securities, at fair value - as of period end	$54,421	$55,393	$59,799	$65,497	$66,414
Total investment securities, at cost - as of period end	$53,628	$54,112	$58,379	$63,975	$63,701
Total investment securities, at par - as of period end	$51,878	$52,223	$56,309	$61,454	$61,270
Average investment securities, at cost	$53,057	$50,866	$57,420	$58,948	$57,194
Average investment securities, at par	$51,262	$49,077	$55,246	$56,641	$54,983
TBA securities: [20]
Net TBA portfolio - as of period end, at fair value	$27,578	$28,741	$27,689	$24,779	$31,479
Net TBA portfolio - as of period end, at cost	$27,622	$28,912	$27,611	$25,355	$31,204
Net TBA portfolio - as of period end, carrying value	$(44)	$(171)	$79	$(576)	$275
Average net TBA portfolio, at cost	$29,014	$30,312	$28,082	$32,022	$33,753
Average repurchase agreements and other debt [13]	$46,999	$45,847	$52,374	$54,602	$53,645
Average stockholders' equity [14]	$10,499	$10,638	$11,103	$11,312	$10,918
Tangible net book value per common share [1]	$15.75	$16.41	$16.39	$17.72	$16.71
Tangible net book value "at risk" leverage - average [15]	7.6:1	7.5:1	7.6:1	8.0:1	8.4:1
Tangible net book value "at risk" leverage - as of period end [16]	7.7:1	7.5:1	7.9:1	7.7:1	8.5:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.12%	3.25%	3.28%	3.40%	3.64%
Average asset yield	1.98%	2.30%	1.73%	3.78%	1.64%
Average asset yield, excluding "catch-up" premium amortization	2.31%	2.32%	2.23%	2.33%	2.39%
Average coupon - as of period end	3.08%	3.15%	3.19%	3.23%	3.39%
Average asset yield - as of period end	2.43%	2.48%	2.42%	2.39%	2.33%
Average actual CPR for securities held during the period	18.6%	22.5%	25.7%	24.6%	27.6%
Average forecasted CPR - as of period end	10.9%	10.7%	11.6%	11.3%	17.6%
Total premium amortization (cost) benefit, net	$(138)	$(106)	$(202)	$77	$(266)
TBA securities:
Average coupon - as of period end [17]	2.47%	2.41%	2.50%	2.35%	1.98%
Average implied asset yield [6]	1.80%	1.88%	1.98%	1.44%	1.53%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	2.13%	2.16%	2.15%	2.02%	2.07%
Cost of funds:
Repurchase agreements - average funding cost	0.12%	0.12%	0.13%	0.21%	0.38%
TBA securities - average implied funding cost (benefit) [5]	(0.46)%	(0.42)%	(0.33)%	(0.48)%	(0.54)%
Interest rate swaps - average periodic expense, net [10]	0.08%	0.07%	0.09%	0.06%	0.03%
Average total cost (benefit) of funds, inclusive of TBAs and interest rate swap periodic expense, net [7,9]	(0.02)%	(0.03)%	0.06%	0.02%	0.05%
Repurchase agreements - average funding cost as of period end	0.15%	0.12%	0.11%	0.15%	0.24%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	0.15%	0.12%	0.12%	0.16%	0.07%
Net interest spread:
Combined investment and TBA securities average net interest spread	1.93%	2.17%	1.75%	2.95%	1.55%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.15%	2.19%	2.09%	2.00%	2.02%
Expenses % of average stockholders' equity - annualized	0.76%	0.83%	0.79%	0.85%	0.92%
Economic return (loss) on tangible common equity - unannualized [19]	(1.8)%	2.3%	(5.5)%	8.2%	7.5%

AGNC Investment Corp.
January 31, 2022

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
4.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
5.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
6.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.
7.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
8.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.
9.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
10.Represents interest rate swap periodic cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities).
11."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
12.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities.
13.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
14.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
15.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
16.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
17.Average TBA coupon is for the long TBA position only.
18.Includes forward starting swaps not yet in effect as of reported period-end.
19.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
20.Includes net TBA dollar roll position and forward settling securities.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on February 1, 2022 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

AGNC Investment Corp.
January 31, 2022

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2021 Earnings Presentation link to download and print the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on February 1, 2022. In addition, there will be a phone recording available one hour after the call on February 1, 2022 through February 8, 2022. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 4486155.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in interest rates, changes in MBS spreads to benchmark interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic or market conditions, and conditions in the market for Agency securities, any of which may be materially impacted by changes in the Federal Reserve’s bond buying program, approaches to address the size of its bond portfolio or its monetary policy, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."

AGNC Investment Corp.
January 31, 2022

"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic cost and other interest and dividend income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expense (GAAP measure). "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.